UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2007

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2007 TLC Vision Corporation issued a press release announcing the sale of its shares in OccuLogix, Inc. JEGC OCC Corp has agreed to purchase 1,904,762 shares of OccuLogix common stock at a price of US$1.05 per share on or before June 22, 2007. JEGC will acquire TLC's remaining 18,770,302 shares of OccuLogix stock within the next 90 days, at a price based upon average trading price of OccuLogix common stock at the time of purchase.
JEGC is owned by Greybrook Corporation, a private equity firm controlled by Elias Vamvakas, Chairman and CEO of OccuLogix, and by Jefferson EquiCorp Ltd., a private equity firm controlled by David Folk, managing General Partner of Jefferson Partners.
Further details of the sale are included in the May 30, 2007 press release which is attached hereto.

Item 9.01 Financial Statements and Exhibits.

May 30, 2007 Press Release - Exhibit 99.1

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

June 4, 2007	By:	/s/ Brian L. Andrew

Name: Brian L. Andrew
Title: General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	May 30, 2007 Press Release